Exhibit 10.27D

ASSIGNMENT AND ASSUMPTION OF LEASE

THIS ASSIGNMENT AND ASSUMPTION OF LEASE (this "Assignment"), is effective as of August 1, 2014, by and among CONEXIS Benefits Administrators, LP, a Texas limited partnership ("Assignor"), WageWorks, Inc., a Delaware corporation ("Assignee") and Word & Brown Insurance Administrators,  Inc., a California corporation ("Seller Parent"). Assignor, Assignee and Seller Parent are referred to collectively herein as the "Parties". All capitalized terms used in this Assignment and not otherwise defined herein shall have the respective meanings ascribed to them in the Asset Purchase Agreement entered into as of July 31, 2014 by and among Assignee, Assignor and Seller Parent (the "Purchase Agreement") .

WITNESSETH:

WHEREAS, Assignor is the tenant under that certain Lease Agreement dated August 26, 2004 with MLCFC 2006-4 OFFICE 6191, LLC as landlord ("Landlord") (as amended, the "Lease");

WHEREAS, pursuant to the Lease, Assignor leases from Landlord certain premises consisting of Suites 150/200/205/300/400 in the building located at 6191 State Highway 161, Irving, Texas; and

WHEREAS, pursuant to the Purchase Agreement, Assignor agreed to sell, transfer, convey, assign and deliver to Assignee, and Assignee agreed to purchase from Assignor, all of Assignor's right, title and interest in, to and under the Purchased Assets, inc1uding the Lease.

NOW THEREFORE, in consideration of the mutual promises set forth in the Purchase Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

1.	Assignor hereby assigns, transfers and conveys to Assignee, and its successors and assigns all of Assignor's right, title and interest in, to and under the Lease.

2.

Assignee hereby accepts  the aforesaid assignment of the Lease and expressly undertakes, assumes and agrees to be bound by all of the terms, covenants and conditions of the Lease and hereby unde1takes the performance and observance of all of the terms, covenants and conditions of the Lease, and all of the obligations thereunder, to the extent arising and to be performed and observed by the tenant from and after the Closing Date, and agrees to perform and observe each and all of the same directly for the benefit of Landlord, its successors and assigns.

All notices or other communications hereunder to Assignee, as tenant, shall be in writing and shall be deemed effective if hand delivered or sent by registered or certified first-class mail, postage prepaid, or by overnight express service which maintains confirmation of delivery, at the address below, unless notice of a change of address is given pursuant to the provisions of the Lease.

Assignee Address:	WagcWorks, Inc.
1100 Park Place, 4th Floor
San Mateo, CA 94403
Attention: General Counsel
Fax: 650-577-5201

This Assignment shall be construed and enforced according to the law of the State of California, other than such law with respect to conflicts of law.

This Assignment may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute a single instrument, with the same effect as if the signatures thereto and hereto were upon the same instrument.

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IN  WITNESS  WHEREOF,   the  parties  hereto  have  executed  and  delivered  this Assignment as of the day and year first above written.

WAGEWORKS, INC.
By: ___________________________________________
Name:
Title:

CONEXIS BENEFITS ADMINISTRATORS, LP
By: ___________________________________________
Name: Clinton Gee
Title: Chief Financial Officer

WORD & BROWN INSURANCE ADMINISTRATORS, INC.
By: ___________________________________________ Name: Clinton Gee
Title: Chief Financial Officer